Exhibit 32.8
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report on Form 10-K of Brookshire Raw Materials (U.S.) Energy USD Fund, a series of Brookshire Raw Materials (U.S.) Trust, for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brookshire Raw Materials (U.S.) Energy USD Fund, a series of the Brookshire Raw Materials (U.S.) Trust.

/s/ John Marshall
John Marshall
Chief Executive Officer of Brookshire Raw Materials Management, LLC, the Managing Owner of Brookshire Raw Materials (U.S.) Trust

/s/ Stephen Adams
Stephen Adams
Chief Financial Officer of Brookshire Raw Materials Management, LLC, the Managing Owner of Brookshire Raw Materials (U.S.) Trust
Date: April 14, 2008